Exhibit 99.1

USCF Funds Trust
United States 3x Oil Fund
Monthly Account Statement
For the Month Ended December 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(117,077)
Unrealized Gain (Loss) on Market Value of Futures	707,138
Dividend Income	870
Interest Income	2,644
Total Income (Loss)	$593,575

Expenses
Sponsor Management Fees	$3,217
Brokerage Commissions	1,584
Total Expenses	$4,801
Net Income (Loss)	$588,774

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/17	$3,895,871
Net Income (Loss)	588,774

Net Asset Value End of Month	$4,484,645
Net Asset Value Per Share (100,040 Shares)	$44.83

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612

USCF Funds Trust
United States 3x Short Oil Fund
Monthly Account Statement
For the Month Ended December 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(34,341)
Unrealized Gain (Loss) on Market Value of Futures	(171,880)
Dividend Income	529
Interest Income	664
Total Income (Loss)	$(205,028)

Expenses
Sponsor Management Fees	$1,032
Brokerage Commissions	642
Total Expenses	$1,674
Net Income (Loss)	$(206,702)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/17	$1,327,749
Net Income (Loss)	(206,702)

Net Asset Value End of Month	$1,121,047
Net Asset Value Per Share (100,040 Shares)	$11.21

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612

USCF Funds Trust
Monthly Account Statement
For the Month Ended December 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(151,418)
Unrealized Gain (Loss) on Market Value of Futures	535,258
Dividend Income	1,399
Interest Income	3,308
Total Income (Loss)	$388,547

Expenses
Sponsor Management Fees	$4,249
Brokerage Commissions	2,226
Total Expenses	$6,475
Net Income (Loss)	$382,072

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/17	$5,223,620
Net Income (Loss)	382,072

Net Asset Value End of Month	$5,605,692

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612